Exhibit 10.8

ANNALY CAPITAL MANAGEMENT, INC.

TERMINATION AGREEMENT

                    WHEREAS, the undersigned Executive is employed by Annaly Capital Management, Inc. (“Company”); and

                    WHEREAS, the Executive is signatory and subject to an Employment Agreement (“Agreement”); and

                    WHEREAS, on May 23, 2013, the stockholders of the Company approved the entry into a management agreement with Annaly Management Company LLC (the “Manager”) under which the Manager will take responsibility for the management of Annaly effective July 1, 2013 (the “Effective Date”); and

                    WHEREAS, Executive has been offered employment with the Manager;

                    NOW, THEREFORE, the Executive and the Company, intending to be legally bound, hereby agree as follows:

1.        That the Agreement is terminated, as of the Effective Date, and shall be of no force or effect thereafter.

2.        That the termination of the Agreement does not entitle the Executive to the acceleration of any benefits or termination payments, including, but not limited to, those set forth in Section 8 of the Agreement; provided, however, that the Company acknowledges that if the Executive is terminated in the future by the Manager, such Executive shall be entitled to similar accelerated benefits pursuant to the Executive’s then existing employment agreement with the Manager.

3.        That the offer to the Executive of employment with the Manager is good and valuable consideration, the sufficiency of which is hereby acknowledged by Executive, for the promises and agreements made by Executive herein.

/s/R. Nicholas Singh		Date:	6/13/2013
Name: R. Nicholas Singh

ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/Wellington J. Denahan	Date:	6/24/2013
Wellington J. Denahan, CEO